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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No.'s 333-48814, 333-66382 and 333-107818) of Ixia of
our reports dated January 28, 2004, except for the subsequent event described in
Note 12 to the financial statements, as to which the date is February 20, 2004, relating to the consolidated financial statements and consolidated financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 11, 2004